UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 11, 2008, Virage Logic Corporation (the “Company”) announced the appointment of Brian Sereda to the position of Chief Financial Officer and Vice President of Finance, which appointment was effective as of September 18, 2008. Mr. Sereda will be responsible for driving all aspects of the Company’s global financial and human resources operations. He assumes the position from the Company’s former Chief Financial Officer, Ms. Christine Russell, who will move into the newly created position of Executive Vice President of Business Development.

Mr. Sereda, age 47, has over twenty years of financial management experience in both emerging and larger technology firms in the Silicon Valley. He most recently served as Chief Financial Officer and Treasurer of Proxim Wireless Corporation, a leading provider of end-to-end broadband wireless systems, since 2006, and previously served as its Vice President of Finance and Corporate Controller. Prior to that, Mr. Sereda was Vice President of Finance, Corporate Controller for Portal Software, a leading worldwide provider of billing and revenue management solutions for the global communications and media markets. Mr. Sereda has also held senior financial positions at Handspring Inc., Sygen International, Credence Systems Corp. and Lam Research. He holds an MBA from St. Mary’s College of California, a BSBA from Simon Fraser University, Vancouver, British Columbia, Canada and a Diploma of Technology in Petroleum Engineering from the British Columbia Institute of Technology, Vancouver, British Columbia, Canada.

There are no arrangements or understandings between Mr. Sereda and any other persons pursuant to which he was selected as an executive officer of the Company. There are no family relationships between Mr. Sereda and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

Compensation for Mr. Sereda’s service as Chief Financial Officer and Vice President of Finance will consist of: (i) a base salary of $250,000 per annum, (ii) a one-time sign-on bonus of $15,000 which is recoverable in full if Mr. Sereda terminates employment within the first year of service, (iii) eligibility for equity incentives, and (iv) a comprehensive benefits plan. Mr. Sereda will be eligible to participate in the Company’s Executive MBO Plan, which is paid out in restricted stock units. His annual on-target bonus will be equivalent to 35% of his annual base salary, which will be pro-rated for the initial year. Mr. Sereda, effective as of his commencement of employment, was granted a stock settled appreciation right with respect to 100,000 shares, and a restricted stock unit grant for 40,000 shares. Each of the grants will vest over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: September 19, 2008	By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer and Vice President of Finance